Exhibit 24.1

POWER OF ATTORNEY

Know All Persons By These Presents:

That each person whose signature appears below, as a director or officer of Stereotaxis, Inc., a Delaware corporation (the “Company”), does hereby make, constitute and appoint David L. Fischel, Kimberly R. Peery and Laura S. Garth, and each or any one of them, his or her true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign a registration statement on Form S-8 covering the registration of securities of the Company to be issued under the Stereotaxis, Inc. 2022 Stock Incentive Plan, as Amended and Restated, and the 2022 Employee Stock Purchase Plan, as Amended and Restated, and any and all amendments (including post-effective amendments) to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

In Witness Whereof, this Power of Attorney has been signed by the following persons in the capacities indicated effective as of the 23rd day of August, 2024.

Signature	Title(s)

/s/ David L. Fischel David L. Fischel	Chairman and Chief Executive Officer (principal executive officer)

/s/ Kimberly R. Peery Kimberly R. Peery	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ David W. Benfer David W. Benfer	Director

/s/ Myriam Curet Myriam Curet	Director

/s/ Nathan Fischel Nathan Fischel	Director

/s/ Ross B. Levin Ross B. Levin	Director

/s/ Arun S. Menawat Arun S. Menawat	Director

/s/ Nachum Shamir Nachum “Homi” Shamir	Director